UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2009

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 8.01                      Other Events.

Redemption Plan Change

On January 23, 2009, the board of directors of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) approved the following modification to the Company’s share redemption program:

Beginning with shares to be redeemed in March 2009, monthly share redemptions pursuant to the Company’s share redemption program will be limited to 1/12th of 10% of the Company’s shares outstanding as of the prior calendar year-end; provided, however, that the board of directors retains the right to redeem additional shares if, in its sole discretion, it determines that it is in the best interests of the Company to do so based on available cash flow and other factors.  In no event during any calendar year will the number of shares the Company redeems exceed, as of the date of any such redemption, 10% of the Company’s shares outstanding as of the same date in the prior calendar year.

Changes to the Company’s Current Offering

As the Company has described in the prospectus for its current offering, dated July 1, 2008 (the "Prospectus"), the Company’s board of directors may in its discretion from time to time change the offering price of the Company’s common shares and, therefore, the number of shares being offered in our current offering.  On January 23, 2009, the Company’s board of directors approved changes to the offering price, the price at which the Company intends to issue shares under its dividend reinvestment plan and the price at which the Company intends to redeem shares under its share redemption program. These prices have been changed as follows:

• Effective January 26, 2009, the Company’s shares will be offered to the public pursuant to its current offering at a price of $10.08 per share rather than at the current price of $10.66 per share.

• Beginning with the distributions scheduled to be paid for the first quarter of 2009, participants in the Company’s dividend reinvestment plan will acquire shares at a fixed price of $9.58 per share rather than at the current price of $10.13.  Therefore, the Company expects that the shares to be issued under its dividend reinvestment plan in connection with distributions previously declared for January and with respect to distributions now being declared for February and March of 2009 (see “February and March 2009 Distributions” below for a description of the distributions declared for February and March of 2009), which will be aggregated and paid in April 2009, will be issued at this revised price of $9.58 per share.  In connection with this change the Company amended its dividend reinvestment plan to provide for this new price.

• Beginning with shares to be redeemed in March 2009 under the Company’s share redemption program, shares will be redeemed at a price of $9.15 per share rather than at the Company’s current redemption price of $9.68 per share.

Unless the current offering is extended, the Company does not presently expect to reprice its shares during the remainder of the current offering which is presently set to terminate on or before July 1, 2010.  However, as described in the prospectus, the Company’s board of directors may in its discretion from time to time change the offering price of the Company’s common shares.

February and March 2009 Distributions

With the authorization of its board of directors, the Company declared distributions for the months of February and March 2009. These distributions will be calculated based on shareholders of record each day during February and March in an amount equal to $0.00175233 per share, per day.  These distributions will be paid in cash or reinvested in stock (for those participating in the Company’s dividend reinvestment plan) in April 2009.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of payment of distributions and to the timing of any repricing of the Company’s shares, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with property acquisitions and other risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2007 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

January 23, 2009	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer